EXHIBIT 1

      JOINT FILING AGREEMENT AMONG FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.,
                 ERIC F. BILLINGS, AND EMANUEL J. FRIEDMAN

     WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934 (the "Act"), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them;

     NOW, THEREFORE, the parties hereto agree as follows:

     FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., ERIC F.BILLINGS, AND EMANUEL J. FRIEDMAN hereby agree, in accordance with Rule 13d-1(k) under the Act, to file a statement on Schedule 13G relating to their ownership of Common Stock of the Issuer and do hereby further agree that said statement shall be filed on behalf of each of them.

                                   FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Dated: February 10, 2003              By: /s/ EMANUEL J. FRIEDMAN
                                      ---------------------------------
                                      Name:  Emanuel J. Friedman
                                      Title: Chairman


Dated: February 10, 2003               /s/ ERIC F. BILLINGS
                                      ----------------------------------
                                      Eric F. Billings


                                      /s/ EMANUEL J. FRIEDMAN
Dated: February 10, 2003              ----------------------------------
                                      Emanuel J. Friedman